Exhibit 99.1

News Release

www.nortelnetworks.com

FOR IMMEDIATE RELEASE	June 15, 2004

For more information:

Investors:	Media:
(888) 901-7286	Tina Warren
(905) 863-6049	(905) 863-4702
investor@nortelnetworks.com	tinawarr@nortelnetworks.com

Nortel Networks Provides Status Update

TORONTO — Nortel Networks* Corporation [NYSE/TSX: NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today provided a status update pursuant to the alternative information guidelines of the Ontario Securities Commission. These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.

The Company and NNL reported that there have been no material developments in the matters reported in their last status update of June 2, 2004.

The Company continues to devote significant resources to the completion and filing of its financial statements as soon as practicable. As previously announced, the Company and NNL continue to work on the restatement of their financial results for each fiscal quarter in 2003 and for earlier periods including 2002 and 2001, and the preparation of their financial statements for the full year 2003 and the first quarter of 2004. The Company continues to make progress in the process to complete its financial statements, which requires significant time due to the volume and complexity of the work involved. Moreover, the completion of this work and the related audits of annual results by the Company’s and NNL’s independent auditors is dependent upon the timing of the completion and results of the independent review being undertaken by the Nortel Networks Audit Committee.

As previously indicated, Nortel Networks will provide regular updates to the market regarding the restatement process and related matters and its ongoing business performance as it is able to do so. Specifically, it is Nortel Networks intention to provide further information (including preliminary information) concerning the principal impacts of the planned restatements and revisions, and its full year 2003 and first quarter 2004 financial results as soon as such information is available and is considered by Nortel Networks to be reliable.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The Company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Wireline Networks, Enterprise Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com or www.nortelnetworks.com/media_center.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel Networks independent review and planned restatement of its previously announced or filed financial results; the impact of the management changes announced on April 28, 2004; the impact of the inability to meet Nortel Networks filing obligations on support facilities and public debt obligations; the sufficiency of Nortel Networks restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by Nortel Networks customers; fluctuations in Nortel Networks operating results and general industry, economic and market conditions and growth rates; the communication by Nortel Networks auditors of the existence of material weaknesses in internal control; Nortel Networks ability to recruit and retain qualified employees; fluctuations in Nortel Networks cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel Networks normal course business activities; the dependence on Nortel Networks subsidiaries for funding; the impact of Nortel Networks defined benefit plans and deferred tax assets on results of operations and Nortel Networks cash flows; Nortel Networks dependence on new product development and its ability to predict market demand for particular products; Nortel Networks ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel Networks customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel Networks purchase contracts; the impact of Nortel Networks supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of Nortel Networks strategic alliances; and the adverse resolution of litigation, investigations, intellectual property disputes and similar matters. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.